UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

MainStreet Bancshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 481-4567

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2020, MainStreet Bancshares, Inc. (the “Company”) entered into a new employment agreement (the “Agreement”) with the Company’s President, Charles C. Brockett, pursuant to which Mr. Brockett will continue to serve as the Company’s President.  The term of the Agreement commences on July 15, 2020 and runs through December 31, 2021, unless sooner terminated or extended under the terms of the Agreement. Mr. Brockett’s prior employment agreement with MainStreet Bank was replaced and superseded by the new Agreement. A copy of the Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference. Mr. Brockett’s duties and responsibilities are outlined in Exhibit A to the Agreement.

As compensation while employed under the Agreement, Mr. Brockett will receive an initial annual base salary of $160,004.00. Mr. Brockett continues to be eligible to receive bonus and equity awards commensurate with his role as an officer of the Company and as determined by the Compensation Committee and the Board of Directors. During the term of his employment, Mr. Brockett will be entitled to participate in the Company’s health and disability plans and group term insurance policy.

The Agreement provides for customary non-competition, non-solicitation and employee no-hire covenants that apply during the term of Mr. Brockett’s employment and for a period of twelve months thereafter and a perpetual confidentiality covenant.

In addition, the Agreement provides that, if during the one year period following a Change of Control. (as defined in the Agreement) Mr. Brockett’s employment is terminated either by the Company without cause or by Mr. Brockett for good reason, Mr. Brockett will be entitled to receive a severance payment equal to 200% of his than current annual base salary.  In the event of termination of employment by the Company without cause or by Mr. Brockett for good reason, absent a change in control transaction, Mr. Brockett would be eligible to receive severance pay equal to his base salary for the remaining term of the Agreement, but for a period of not less than six months.

Effective as of July 15, 2020, Mr. Brockett resigned as a member of the Board of Directors of MainStreet Bank (the “Bank”) and as President of the Bank. Mr. Brockett will continue to serve as a member of the Board of Directors of the Company with a term expiring in 2021.

Also effective as of July 15, 2020, the Board of Directors of the Bank appointed Abdul Hersiburane to serve as President and a director of the Bank. Mr. Hersiburane was elected as a director to fill the vacancy resulting from Mr. Brockett’s resignation.

Mr. Brockett’s new Agreement and resignation and Mr. Hersiburane’s election as President and a director of the Bank were announced by the Company in a press release dated July 20, 2020, filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	MainStreet Bancshares, Inc. employment agreement dated July 15, 2020
99.1	MainStreet Bancshares, Inc. news release dated July 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: July 20, 2020	By:	/s/ Thomas J. Chmelik
Name: Thomas J. Chmelik
Title: Chief Financial Officer

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